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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          GOLD BANC CORPORATION, INC.
             (Exact name of registrant as specified in its charter)

              KANSAS                                  48-1008593
      (State of incorporation                      (I.R.S. Employer
          or organization)                      Identification Number)

   11301 NALL AVENUE, LEAWOOD, KANSAS                    66211
(Address of principal executive offices)              (Zip Code)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

   Title of each class                    Name of each exchange on which
   to be so registered                    each class is to be registered
   -------------------                    ------------------------------

          None                                   Not Applicable


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act if 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                    Common Stock, par value $1.00 per share
                    ---------------------------------------
                                (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Registrant's Common Stock, par value $1.00 per share (the "Common Stock"), is incorporated herein by reference to the discussion under the heading "Description of Securities" to be included in the Prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included as part of Registration Statement No. 333-12377.

ITEM 2.   EXHIBITS.

     1.1  Specimen Certificate of Common Stock (incorporated by reference to
          Exhibit 4 filed as part of Amendment No. 1 to Registration Statement No. 333-12377 filed by the Registrant on October 30, 1996).

     2.1 Restated Articles of Incorporation of Gold Banc Corporation, Inc. (incorporated by reference to Exhibit 3(a) filed as part of Registration Statement No. 333-12377 filed by the Registrant on September 20, 1996).

     2.2 Amended and Restated Bylaws of Gold Banc Corporation, Inc. (incorporated by reference to Exhibit 3(b) filed as part of Registration Statement No. 333-12377 filed by the Registrant on September 20, 1996).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              GOLD BANC CORPORATION, INC.



                              By: /s/  Michael W. Gullion
                                  --------------------------------------
                                     Michael W. Gullion, President
                                     and Chief Executive Officer

Dated November 1, 1996